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                                  EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT

Krantor Corporation

We consent to the incorporation by reference in this Registration Statement of Krantor Corporation on Form S-8 of our report dated April 26, 1994 with respect to the financial statements of Krantor Corporation appearing in the Prospectus, which is a part of the Registration Statement of Form S-1 (File No. 33-83226) filed with the Securities and Exchange Commission and declared effective on November 14, 1994 as amended through the date hereof and of our reports dated March 10, 1995, and April 5, 1996 included in the annual reports on Form 10-K of Krantor Corporation on file with the Securities and Exchange Commission for the fiscal years ended December 31, 1994 and December 31, 1995, respectively.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of Krantor Corporation, listed in Item 16 of Form S-1. These financial statement schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                 ----------------------------
                                                 BELEW AVERITT LLP


Dallas, Texas

February 6, 1997